1 MID PENN BANK SPLIT DOLLAR AGREEMENT This Split Dollar Agreement (“Agreement”) is entered into this 24th day of October, 2025 (the “Effective Date”), by and between Mid Penn Bank, a Pennsylvania bank and trust company headquartered in Millersburg, Pennsylvania (the “Bank”), and Rory G. Ritrievi (the “Executive”). The purpose of this Agreement is to retain and reward the Executive by dividing the death proceeds of certain life insurance policies with the Executive’s designated beneficiaries. The Bank will pay the life insurance premiums from its general assets. Article 1 Definitions Whenever used in this Agreement, the following terms shall have the meanings specified: 1.1 “Administrator” means the Compensation Committee of the Board, or such other committee or person as the Board shall appoint. 1.2 “Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive. 1.3 “Beneficiary Designation Form” means the form established from time to time by the Administrator that the Executive completes, signs and returns to the Administrator to designate one or more Beneficiaries. 1.4 “Board” means the Board of Directors of the Bank. 1.5 “Insurer” means the insurance company issuing the Policy on the life of the Executive. 1.6 “Net Death Proceeds” means the total death proceeds of the Policies minus the greater of (i) the Policies’ cash surrender value and (ii) the aggregate premiums paid by the Bank on the Policies plus the Vested SERP Benefit. 1.7 “Policy” or “Policies” means the individual insurance policy or policies purchased by the Bank for purposes of insuring the Executive’s life under this Plan. 1.8 “Separation from Service” means the Executive ceasing to be employed by the Bank for any reason whatsoever, other than by reason of an approved leave of absence. 1.9 “SERP” means that certain 2025 Supplemental Executive Retirement Plan Agreement between Executive and the Bank dated October 24, 2025, as the same may be amended from time to time. 1.10 “SERP Differential” means an amount equal to the amount on Schedule A attached hereto opposite the year in which Executive died minus the Vested SERP Benefit.

2 1.11 “Vested SERP Benefit” means the aggregate amount of the benefit payable to Executive (or his beneficiary) under the SERP which was vested as of the date of Executive’s death. Article 2 Policy Ownership and Interests 2.1 Bank’s Interest. The Bank shall own the Policies and shall have the right to exercise all incidents of ownership thereof. The Bank may terminate a Policy without the consent of the insured Executive. The Bank shall be the beneficiary of the remaining death proceeds of the Policy after the Executive’s interest is determined according to Section 2.2 below. 2.2 Executive’s Interest. The Executive, or the Executive’s assignee, shall have the right to designate the Beneficiary of an amount of death proceeds as specified in this Section. The Executive shall also have the right to elect and change settlement options with respect to the Executive’s interest by providing written notice to the Bank and the Insurer. 2.2.1 Death Prior to Separation from Service. If Executive dies prior to a Separation from Service, the Executive’s Beneficiary shall be entitled to receive the lesser of (i) the SERP Differential and (ii) the Net Death Proceeds. 2.2.2 Death After Separation from Service. If Executive dies after Separation from Service, Executive’s Beneficiary shall not be entitled to any benefit hereunder. Article 3 Premiums and Imputed Income 3.1 Premium Payment. The Bank shall pay all premiums due on the Policies. 3.2 Economic Benefit. The Bank shall determine the economic benefit attributable to the Executive based on the life insurance premium factor for the Executive’s age multiplied by the aggregate death benefit payable to the Executive’s Beneficiary. The “life insurance premium factor” is the minimum factor applicable under guidance published pursuant to Treasury Reg.§ 1.61-22(d)(3)(ii) or any subsequent authority. 3.3 Imputed Income. The Bank shall impute the economic benefit to the Executive on an annual basis by adding the economic benefit to the Executive’s W-2. Article 4 Comparable Coverage The Bank may provide the benefits hereunder through the Policies purchased at the commencement of this Agreement, or it may provide comparable insurance coverage to the Executive through whatever means the Bank deems appropriate. If Executive waives or forfeits his right to the insurance benefit, the Bank may choose to cancel the Policies, or the Bank may continue such coverage and become the direct beneficiary of the entire death proceeds.

3 Article 5 Suicide or Misstatement No benefit shall be distributed to Executive’s Beneficiary if the Executive commits suicide within two (2) years of the Effective Date of this Agreement, or if an insurance company which issued a life insurance policy covering the Executive and owned by the Bank denies coverage (i) for material misstatements of fact made by the Executive on an application for such life insurance, or (ii) for any other reason. Article 6 Beneficiaries 6.1 In General. Executive shall have the right, at any time, to designate a Beneficiary to receive any benefit distributions under this Agreement upon the Executive’s death. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designated under any other plan of the Bank. 6.2 Designation. Executive may designate any person to receive any benefits payable under the Agreement upon the Executive’s death, and the designation may be changed from time to time by the Executive by filing a new designation. Each designation will revoke all prior designations by the Executive, shall be in the form prescribed by the Administrator and shall be effective only when filed in writing with the Administrator during the Executive’s lifetime. If the Executive names someone other than the Executive’s spouse as a Beneficiary, the Administrator may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Administrator, executed by the Executive’s spouse and returned to the Administrator. An Executive’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. 6.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Administrator or its designated agent. 6.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, any benefit shall be paid to the Executive’s estate. 6.5 Facility of Distribution. If the Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Executive and the Beneficiary, as the case may be, and shall completely discharge any

4 liability under this Agreement for such distribution amount. Article 7 Assignment The Executive may assign without consideration all of the Executive’s interests in the Policy and in this Agreement to any person, entity or trust. In the event the Executive transfers all of the Executive’s interest in the Policy, then all of the Executive’s interest in the Policy and in the Agreement shall be vested in the Executive’s transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in the Policy or in this Agreement. Article 8 Insurer The Insurer shall be bound only by the terms of its given Policy. The Insurer shall not be bound by or deemed to have notice of the provisions of this Agreement. The Insurer shall have the right to rely on the Bank’s representations with regard to any definitions, interpretations or Policy interests as specified under this Agreement. Article 9 Claims and Review Procedure 9.1 Claims Procedure. A person who believes that he or she is being denied a benefit to which he or she is entitled hereunder (a “Claimant”) shall make a claim for such benefits as follows. (a) Initiation - Written Claim. The Claimant initiates a claim by submitting to the Administrator a written claim for the benefits. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant. (b) Timing of Administrator Response. The Administrator shall respond to such Claimant within forty-five (45) days after receiving the claim. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional thirty (30) days by notifying the Claimant in writing, prior to the end of the initial forty- five (45) day period, that an additional period is required. The extension notice shall specifically explain the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant shall be afforded at least forty-five (45) days within which to provide the specified information. (c) Notice of Decision. If the Administrator denies all or a part of the claim,

5 the Administrator shall notify the Claimant in writing of such denial in a culturally and linguistically appropriate manner. The Administrator shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth: (i) the specific reasons for the denial; (ii) a reference to the specific provisions of this Plan on which the denial is based; (iii) a notice that the Claimant has a right to request a review of the claim denial and an explanation of the Plan’s review procedures and the time limits applicable to such procedures; (iv) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review, and a description of any time limit for bringing such an action; (v) for any disability claim, a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (A) the views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (B) the views of medical or vocational experts whose advice was obtained on behalf of the Bank in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; or (C) a disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration (vi) for any disability claim, the specific internal rules, guidelines, protocols, standards or other similar criteria relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist; and (viii) for any disability claim, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by Department of Labor Regulation Section 2560.503-l(m)(S). 9.2 Review Procedure. If the Administrator denies all or a part of the claim, the Claimant shall have the opportunity for a full and fair review by the Administrator of the denial as follows. (a) Additional Evidence. Prior to the review of the denied claim, the Claimant shall be given, free of charge, any new or additional evidence considered, relied upon, or generated by the Administrator, or any new or additional rationale, as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided, to give the Claimant a reasonable opportunity to respond prior to that date. (b) Initiation - Written Request. To initiate the review, the Claimant, within sixty (60) days after receiving the Administrator’s notice of denial, must file with the Administrator a written request for review. (c) Additional Submissions - Information Access. After such request the Claimant may submit written comments, documents, records and other information relating to the claim. The Administrator shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the

6 Claimant’s claim for benefits. (d) Considerations on Review. In considering the review, the Administrator shall consider all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Additional considerations shall be required in the case of a claim for disability benefits. The claim shall be reviewed by an individual or committee who did not make the initial determination that is subject of the appeal and who is not a subordinate of the individual who made the determination. Additionally, the review shall be made without deference to the initial adverse benefit determination. If the initial adverse benefit determination was based in whole or in part on a medical judgment, the Administrator will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination and will not be the subordinate of such individual. If the Administrator obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Administrator will identify such experts. (e) Timing of Administrator Response. The Administrator shall respond in writing to such Claimant within forty-five (45) days after receiving the request for review. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional forty-five (45) days by notifying the Claimant in writing, prior to the end of the initial forty-five (45) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision. (f) Notice of Decision. The Administrator shall notify the Claimant in writing of its decision on review. The Administrator shall write the notification in a culturally and linguistically appropriate manner calculated to be understood by the Claimant. The notification shall set forth: (i) the specific reasons for the denial; (ii) a reference to the specific provisions of this Plan on which the denial is based; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; (iv) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a); (v) for any disability claim, a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (A) the views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (B) the views of medical or vocational experts whose advice was obtained on behalf of the Bank in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; or (C) a disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration; and (vi) for any disability claim, the specific internal rules, guidelines, protocols, standards or other similar criteria relied upon in making the adverse

7 determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist. 9.3 Exhaustion of Remedies. The Claimant must follow these claims review procedures and exhaust all administrative remedies before taking any further action with respect to a claim for benefits. 9.4 Failure to Follow Procedures. In the case of a claim for disability benefits, if the Administrator fails to strictly adhere to all the requirements of this claims procedure with respect to a disability claim, the Claimant is deemed to have exhausted the administrative remedies available under the Plan, and shall be entitled to pursue any available remedies under ERISA Section 502(a) on the basis that the Administrator has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim, except where the violation was: (a) de minimis; (b) non-prejudicial; (c) attributable to good cause or matters beyond the Administrator’s control; (d) in the context of an ongoing good-faith exchange of information; and (e) not reflective of a pattern or practice of noncompliance. The Claimant may request a written explanation of the violation from the Administrator, and the Administrator must provide such explanation within ten (10) days, including a specific description of its basis, if any, for asserting that the violation should not cause the administrative remedies to be deemed exhausted. If a court rejects the Claimant’s request for immediate review on the basis that the Administrator met the standards for the exception, the claim shall be considered as re-filed on appeal upon the Administrator’s receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Administrator shall provide the claimant with notice of the resubmission. Article 10 Amendments and Termination This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive; however, this Agreement will automatically terminate upon the Executive’s Separation from Service or in the event the Insurer refuses to pay a death benefit according to the terms of the Policy. Article 11 Administration 11.1 Administrator Duties. The Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions, as may arise in connection with this Agreement. 11.2 Agents. In the administration of this Agreement, the Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank. 11.3 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation

8 and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement. 11.4 Indemnity of Administrator. The Bank shall indemnify and hold harmless the members of the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Administrator or any of its members. 11.5 Information. To enable the Administrator to perform its functions, the Bank shall supply full and timely information to the Administrator on all matters relating to the date and circumstances of the death or Separation from Service of the Executive, and such other pertinent information as the Administrator may reasonably require. Article 12 Miscellaneous 12.1 Binding Effect. This Agreement shall bind the Executive and the Bank, their beneficiaries, survivors, executors, administrators and transferees and any Beneficiary. 12.2 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Executive the right to remain an employee the Bank, nor does it interfere with the Bank’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate his service at any time. 12.3 Applicable law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America. 12.4 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Bank under this Plan. Upon the occurrence of such event, the term “Bank” as used in this Plan shall be deemed to refer to the successor or survivor company. 12.5 Notice. Any notice or filing required or permitted to be given to the Bank or Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the Bank’s principal business office. Any notice or filing required or permitted to be given to the Executive or Beneficiary under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive or Beneficiary, as appropriate. Any notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification. 12.6 Removal. Notwithstanding any provision of this Agreement to the contrary, the Executive’s rights in the Agreement shall terminate if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act (“FDIA”).

9 12.7 Entire Agreement. This Agreement, along with Executive’s Beneficiary Designation Form, constitute the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein. [signature page follows]

10 IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written. EXECUTIVE MID PENN BANK By: Rory G. Ritrievi Title:

11 SCHEDULE A Year of Death Amount 2025 $4,650,000 2026 $4,789,500 2027 $4,933,185 2028 $5,081,180 2029 $5,233,616 2030 $5,390,624 2031 $5,523,343 2032 $5,718,913 2033 $5,890,481 2034 and All Subsequent Years $6,067,200

12 BENEFICIARY DESIGNATION FORM { } New Designation { } Change in Designation I, Rory G. Ritrievi, designate the following as Beneficiary under this Agreement: Primary: ___________________________________________________________ ___________________________________________________________ _____% _____% Contingent: ___________________________________________________________ ___________________________________________________________ _____% _____% Notes:  Please PRINT CLEARLY or TYPE the names of the beneficiaries.  To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.  To name your estate as Beneficiary, please write “Estate of [your name]”.  Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you. I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death. I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as Beneficiary and our marriage is subsequently dissolved. Name: Rory G. Ritrievi Signature: _______________________________ Date ______ Received by the Plan Administrator this ________ day of ___________________, 20___ By: _________________________________ Title: _________________________________